Exhibit 99.1

Prestige Brands Holdings, Inc. Announces Initial Results of Tender Offer and Consent Solicitation of 8.25% Senior Notes due 2018

Tarrytown, NY, December 17, 2013— Prestige Brands Holdings, Inc. (NYSE: PBH) (the “Company”) announced today that its wholly owned subsidiary, Prestige Brands, Inc. (“Prestige Brands”), has received, pursuant to its previously announced cash tender offer and consent solicitation with respect to any and all of its outstanding $250,000,000 aggregate principal amount of 8.25% Senior Notes due 2018 (the “Notes”), the requisite consents to adopt proposed amendments to the indenture under which the Notes were issued, that would, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain related provisions contained in the indenture (the “Amendments”). In addition, the Amendments have the effect of automatically releasing the liens on the collateral that secures Prestige Brands’ obligation that the 2018 Notes be secured on an equal and ratable basis with the obligations under Prestige Brands’ existing credit agreement.

As reported by the depositary, tenders and corresponding consents have been delivered with respect to $201,710,000 aggregate principal amount of the Notes (representing 80.68% of the outstanding aggregate principal amount of the Notes), which Notes had been validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on December 16, 2013 (the “Consent Payment Deadline”). As a result, the requisite consents have been obtained with respect to all of the Amendments.

In conjunction with receiving the requisite consents, Prestige Brands, the Company, the other guarantors party thereto, and U.S. Bank National Association, as trustee, executed a second supplemental indenture with respect to the indenture governing the Notes effecting certain amendments that would implement the Amendments. The second supplemental indenture became operative upon acceptance of the Notes for purchase by the Issuer pursuant to the terms and conditions described in the Statement (as defined below).

The tender offer and consent solicitation are being made upon the terms and subject to the conditions set forth in the related Offer to Purchase and Consent Solicitation Statement dated December 3, 2013 (the “Statement”). Holders who validly tendered their Notes and delivered their consents on or prior to the Consent Payment Deadline are eligible to receive the applicable Total Consideration (as defined below). A holder’s right to validly withdraw tendered Notes and validly revoke delivered consents expired on the Consent Payment Deadline.

The Issuer’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn and consents validly delivered, and not validly revoked, pursuant to the tender offer and consent solicitation, was subject to and conditioned upon the satisfaction of or, where applicable, the Issuer’s waiver of, certain conditions, including a financing condition. As of December 17, 2013 these conditions have been satisfied and the Notes validly tendered and not validly withdrawn as of the Consent Payment Deadline were accepted for purchase by the Issuer.

Holders who validly tendered (and did not validly withdraw) their Notes on or prior to the Consent Payment Deadline received total consideration equal to $1,063.30 per $1,000 principal amount of the Notes (the “Total Consideration”), plus any accrued and unpaid interest on the Notes up to, but not including, the first settlement date. The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes (the “Consent Payment”).

Holders who validly tender their Notes after the Consent Payment Deadline, but on or prior to Midnight, New York City time, on December 31, 2013, unless extended or earlier terminated by the Issuer (the “Expiration Time”), and whose Notes are accepted for payment, will receive the tender consideration equal to $1,030.30 per $1,000 principal amount of the Notes (the “Tender Consideration”), plus any accrued and unpaid interest on the Notes up to, but not including, the final settlement date. Holders of Notes who tender after the Consent Payment Deadline will not receive a Consent Payment.

Any Notes not tendered and purchased pursuant to the tender offer will remain outstanding and the holders thereof will be bound by the amendments contained in the second supplemental indenture eliminating substantially all restrictive covenants, certain events of default and certain related provisions contained in the indenture and provide for the release of the liens on the collateral that secures the Issuer’s and the Company’s obligations with respect to the Notes even though they have not consented to the amendments.

This press release is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to sell or buy any securities. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related letter of instructions. The tender offer and consent solicitation are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Prestige Brands, Company, the dealer manager, the solicitation agent, the information agent, the tender agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consent to the proposed amendments.

Morgan Stanley & Co. LLC is acting as the dealer manager and solicitation agent and D.F. King & Co., Inc. is acting as the tender agent and information agent for the tender offer and consent solicitation. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 431-9643 (toll-free) or (212) 269-5550 (collect). Questions regarding the tender offer and consent solicitation may be directed to Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter and household products throughout the U.S., Canada, and certain international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor’s® NightGuard® dental protector, The Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden’s® throat drops and Dramamine® motion sickness treatment, Debrox® ear wax remover, Beano® digestive aid, Gaviscon® antacid in Canada, and BC® and Goody’s® headache powders.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe”, “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. These "forward-looking" statements include statements relating to, among other things, the tender offer and the consent solicitation. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors. Prestige Brands' ability to consummate the tender offer depends on a variety of factors, including without limitation the satisfaction of certain conditions. Prestige Brands may not consummate the tender offer in accordance with the terms described in this press release or at all. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact: Dean Siegal

(914) 524-6819